Exhibit 21.1


                           Subsidiaries of Registrant
                           --------------------------

         Subsidiary                               Jurisdiction
         ----------                               ------------

         LMI Finishing, Inc.                         Missouri
         Leonard's Metal, Inc.                       Missouri
         Precise Machine Partners, L.L.P.            Texas
         Precise Machine Company                     Texas
         Tempco Engineering, Inc.                    Missouri